AMENDMENT NO.1 TO
MEMBERSHIP INTERESTS PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 13, 2021, by and among Nikola Corporation, a Delaware corporation (the “Buyer”), Wabash Valley Resources LLC, a Delaware limited liability company (the “Company”), and each of Quasar Energy Partners LLC, a Delaware limited liability company, Philipp Brothers Fertilizer LLC, a Delaware limited liability company and Little Brothers, LLC, a Delaware limited liability company (each, a “Seller” and, collectively, the “Sellers”). Each of Buyer, the Company and the Sellers may hereinafter be referred to collectively as “Parties” or individually as “Party”.

WITNESSETH

WHEREAS, the Parties previously entered into that certain Membership Interests Purchase Agreement, dated as of June 22, 2021 (the “Original Agreement”);

WHEREAS, Section 7.2 of the Original Agreement provides that the Original Agreement may be amended by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each Party;

WHEREAS, the Parties have agreed to amend the Original Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereby agree as follows:

SECTION 1 Definitions; Interpretation

Section 1.1 Defined Terms. All capitalized terms used in this Amendment (including in the preamble and recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

Section 1.2 Interpretation. The rules of interpretation set forth in Section 7.5 of the Original Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendment
Section 2.1 Amendment to the Original Agreement.
(a) Section 1.1 is hereby amended by deleting the following defined terms in their entirety:
First Blackout Put Right

Put Rights Closing Date

Put Rights

Second Blackout Put Right

(b) Section 1.1 is hereby amended by adding the following defined terms in appropriate alpha order:

“First Price Differential” means an amount per share equal to: (i) the Issue Price less (ii) the average closing price for shares of Nikola Common Stock on the Trading Market during the fifteen (15) consecutive Trading Days immediately following September 20, 2021.

“Second Price Differential” means an amount per share equal to: (i) the Issue Price less (ii) the average closing price for shares of Nikola Common Stock on the Trading Market during the five (5) consecutive Trading Days immediately following June 20, 2022.

(c) The title of Section 5.2 is hereby deleted in its entirety and replaced with the following:
“Section 5.2 Resale Registration Statement; Price Differential Payments.”

(d) Section 5.2(b) is hereby deleted in its entirety and replaced with the following:

(b) If the First Price Differential is a positive number, then on October 12th 2021, Buyer shall pay to each Seller an amount equal to the product of 50% of such Seller’s Pro Rata Portion of the Aggregate Closing Stock Consideration and the First Price Differential, by wire transfer of immediately available funds in United States dollars to such account as may be designated by each Seller.

(e) Section 5.2(c) is hereby deleted in its entirety and replaced with the following:

(c) If the Second Price Differential is a positive number, then on June 28th, 2022, Buyer shall pay to each Seller an amount equal to the product of 50% of such Seller’s Pro Rata Portion of the Aggregate Closing Stock Consideration and the Second Price Differential, by wire transfer of immediately available funds in United States dollars to such account as may be designated by each Seller.

(f) Section 5.2(d) is hereby deleted in its entirety and replaced with the following

(d) In no event shall Buyer be obligated to pay to all Sellers an aggregate First and/or Second Price Differential greater than $10,000,000 under Section 5.2(b) and Section 5.2(c), and in the event the aggregate First and/or Second Price Differential calculated as due to all Sellers under Section 5.2(b) or Section 5.2(c) would exceed $10,000,000, the amount due each Seller shall be an amount equal to such Seller’s Pro Rata Portion of $10,000,000.

(g) Section 5.2(e) is hereby deleted in its entirety.

SECTION 3 Miscellaneous.
Section 3.1 Original Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the Original Agreement remains unchanged. As amended pursuant hereto, the Original Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.

Section 3.2 Governing Law. THIS AMENDMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 3.3 Amendments. This Amendment may not be modified, amended or otherwise altered except in accordance with Section 7.2 of the Original Agreement.

Section 3.4 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

NIKOLA CORPORATION

By: /s/ Kim Brady
Name: Kim Brady
Title: Chief Financial Officer

WABASH VALLEY RESOURCES LLC

By: /s/ Nalin Gupta
Name: Nalin Gupta
Title: Authorized Representative

QUASAR ENERGY PARTNERS LLC

By: /s/ Nalin Gupta
Name: Nalin Gupta
Title: Authorized Representative

PHILIPP BROTHERS FERTILIZER LLC

By: /s/ Simon Greenshields
Name: Simon Greenshields
Title: Sole Member

LITTLE BROTHERS, LLC

By: /s/ Peter Sherk
Name: Peter Sherk
Title: Authorized Representative
Signature Page to Amendment No. 1 to Membership Interests Purchase Agreement